Exhibit 99.1

FUNDSXPRESS FINANCIAL NETWORK, INC.

Audited Financial Statements

Years ended December 31, 2016 and 2015

(With Independent Auditors' Report Thereon)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit and Risk Committee of the Board of Directors
Live Oak Bancshares, Inc.

We have audited the accompanying balance sheets of FundsXpress Financial Network, Inc. as of December 31, 2016 and 2015, and the related statements of operations, changes in net parent investment, and cash flows for each of the years then ended. FundsXpress Financial Network, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FundsXpress Financial Network, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
November 13, 2017

FUNDSXPRESS FINANCIAL NETWORK, INC.
STATEMENTS OF OPERATIONS

	Year ended December 31,
(in thousands)	2016	2015
Revenues	$57,194	$59,754
Expenses:
Cost of services (exclusive of items shown below)	29,635	31,478
Selling, general, and administrative	12,921	11,388
Depreciation and amortization	3,275	3,613
Other operating expenses	—	13
Total expenses	45,831	46,492
Operating profit	11,363	13,262
Income tax expense	4,285	4,969
Net income	$7,078	$8,293

See notes to financial statements.

FUNDSXPRESS FINANCIAL NETWORK, INC.
BALANCE SHEETS

	As of December 31,
(in thousands)	2016	2015
ASSETS
Current assets:
Accounts receivable	5,589	5,791
Prepaid expenses	809	452
Total current assets	6,398	6,243
Property and equipment, net of accumulated depreciation of $2,775 and $2,750	53	78
Goodwill	45,730	45,730
Customer relationships, net of accumulated amortization of $29,228 and $26,437	10,772	13,563
Other intangibles, net of accumulated amortization of $8,179 and $7,787	2,937	3,225
Other long-term assets	49	49
Total assets	$65,939	$68,888

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$2,793	$3,696
Deferred revenue	2,789	3,937
Total current liabilities	5,582	7,633
Commitments (see note 7)
Long-term deferred revenue	1,267	1,900
Deferred tax liabilities	2,839	2,958
Total liabilities	9,688	12,491
Net Parent investment	56,251	56,397
Total net Parent investment	56,251	56,397
Total liabilities and net Parent investment	$65,939	$68,888

See notes to financial statements.

FUNDSXPRESS FINANCIAL NETWORK, INC.
STATEMENTS OF CASH FLOWS

	Year ended December 31,
(in thousands)	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,078	$8,293
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against revenues)	4,095	4,552
Stock-based compensation expense	413	539
Deferred tax (benefit) expense	(119)	76
Increase (decrease) in cash resulting from changes in:
Accounts receivable	202	908
Prepaid expenses	(357)	(243)
Accounts payable and other accrued liabilities	(903)	526
Deferred revenue, current and long-term	(1,781)	(2,903)
Net cash provided by operating activities	8,628	11,748
CASH FLOWS FROM INVESTING ACTIVITIES
Payments to secure customer service contracts and capitalized systems development costs	(991)	(1,159)
Cash used in investing activities	(991)	(1,159)
CASH FLOWS FROM FINANCING ACTIVITIES
Net transfers to Parent	(7,406)	(10,589)
Tax withholdings related to vesting of stock awards	(231)	—
Net cash used in financing activities	(7,637)	(10,589)
Change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$—	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Income tax payments	$4,404	$4,893

See notes to financial statements.

FUNDSXPRESS FINANCIAL NETWORK, INC.
STATEMENTS OF CHANGES IN NET PARENT INVESTMENT

(in thousands)	Total Net Parent Investment
Balance, December 31, 2014	$58,154

Net income	8,293
Stock-based compensation expense	539
Net transfers to Parent	(10,589)
Balance, December 31, 2015	56,397

Net income	7,078
Stock-based compensation expense	413
Tax withholdings related to vesting of stock awards	(231)
Net transfers to Parent	(7,406)
Balance, December 31, 2016	$56,251

See notes to financial statements.

FUNDSXPRESS FINANCIAL NETWORK, INC.
NOTES TO THE FINANCIAL STATEMENTS
Note 1: Basis of Presentation

Nature of Operations

FundsXpress Financial Network, Inc. ("FundsXpress" or the "Company") is a provider of desktop and mobile banking solutions for financial institutions across the United States. The Company's services allow financial institutions to offer online access to account information, electronic bill payments, fund transfers, accounts payable automation, and a variety of online financial management tools. The Company also provides web services, including website design and hosting, and online security solutions.

FundsXpress is a wholly owned subsidiary of First Data Corporation ("FDC" or "Parent").

Basis of Presentation

These audited financial statements have been prepared on a stand-alone basis and are derived from FDC's audited consolidated financial statements and underlying accounting records. The financial statements reflect the historical results of operations, financial position, and cash flows of FundsXpress in conformity with U.S. generally accepted accounting principles.

The financial statements include all revenues, costs, assets, and liabilities directly attributable to the Company either through specific identification or allocation. The statements of operations include allocations of certain costs from FDC incurred on behalf of the Company. Management believes the assumptions underlying these financial statements, including the assumptions regarding the allocation of expenses from FDC, are reasonable. However, the financial statements may not include all of the expenses that would have been incurred had FundsXpress been a stand-alone company during the periods presented and may not reflect the Company's results of operations, financial position, and cash flows had the Company been a stand-alone company during the periods presented. Refer to Note 6: Related Party Transactions for a further description of allocated expenses.

Current and deferred income taxes and tax expense have been determined based on the standalone results of FundsXpress. The Company's current portion of income taxes payable is deemed to have been remitted to FDC in the period incurred.

FDC uses a centralized cash management approach. As such, the Company does not reflect any cash balances. Transactions between the Company and FDC are reflected within "Net transfers to Parent" on the statements of changes in net Parent investment and statements of cash flows. All intercompany charges and allocations from FDC have been deemed paid in the period in which the expense was recorded on the statements of operations.

Note 2: Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company's revenues are comprised primarily of implementation fees, monthly service fees, and transaction fees. The Company, to a lesser extent, also earns revenues from early termination fees on client contracts and special request work orders.

The Company’s arrangements with customers often consist of multiple services (multiple-element arrangements).  In accounting for multiple-element arrangements, the Company assesses the elements of the contract and whether each element has standalone value and allocates revenue to the various elements based on each element's estimated selling price as a component of total consideration for the arrangement. The selling price is based on current selling prices offered by the Company or another party for current products or management's best estimate of a selling price.

Implementation fees for the Company's banking solutions are recognized on a straight-line basis over the estimated contract term. Monthly service fees are recognized at the end of the calendar month following the completion of the service period. Transaction fees are recognized on a per transaction basis when the underlying performance obligation has been completed.

FUNDSXPRESS FINANCIAL NETWORK, INC.
NOTES TO THE FINANCIAL STATEMENTS (Continued)

Early termination fees resulting from a client prematurely canceling its contract are recognized upon final deconversion of the financial institution from the Company's platform. Revenues from special request work orders are recognized upon completion of the work order.

Deferred Revenue

The Company records deferred revenue when it receives payments in advance of the performance of services. The deferred revenue is recognized as the underlying performance obligations, most commonly service periods, are completed.

Depreciation and Amortization

Depreciation and amortization, presented as a separate line item on the Company’s statements of operations, does not include amortization of initial payments for new contracts which is recorded as contra-revenue. For the years ended December 31, 2016 and 2015, the Company recorded $820 thousand and $939 thousand of amortization of initial payments for new contracts, respectively.

Income Taxes

Income taxes are calculated as if the Company filed a separate federal income tax return from FDC, although the Company was included in FDC's consolidated federal income tax return. Income taxes payable are deemed to have been paid in the period incurred.

Income taxes reflect the net tax effects of temporary differences between the financial reporting carrying amounts of assets and liabilities and the corresponding income tax amounts. The Company has deferred tax assets and liabilities and maintains valuation allowances where it is more likely than not that all or a portion of deferred tax assets will not be realized. To the extent the Company determines that it will not realize the benefit of some or all of its deferred tax assets, these deferred tax assets will be adjusted through the Company’s provision for income taxes in the period in which this determination is made.

The Company recognizes the tax benefits from uncertain tax positions only when it is more likely than not, based on the technical merits of the position, that the tax position will be sustained upon examination, including the resolution of any related appeals or litigation. The tax benefits recognized in the financial statements from such a position are measured as the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution.

Cash

Cash management activities related to the Company are controlled by FDC. As such, the Company does not reflect any cash balances.

Accounts Receivable

Accounts receivable balances are recorded at the invoiced amount. The Company has experienced minimal write-offs and has no allowance for doubtful accounts as of December 31, 2016 and 2015. The Company recorded $1 thousand and $3 thousand in bad debt expense for the twelve months ended December 31, 2016 and 2015, respectively.

The Company had a single customer that accounted for 13% of its outstanding accounts receivable balances as of December 31, 2015. The outstanding amount was related to a deconversion project and collected in March 2016. The Company did not have any significant concentrations of accounts receivable as of December 31, 2016.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful life of the related assets, which is generally three years to 10 years. Maintenance and repairs which do not extend the useful life of the respective assets are expensed as incurred. The Company incurred $25 thousand and $46 thousand of depreciation expense for the years ended December 31, 2016 and 2015, respectively.

Goodwill

Goodwill represents the excess of purchase price over tangible and intangible assets acquired less liabilities assumed arising from business combinations.

FUNDSXPRESS FINANCIAL NETWORK, INC.
NOTES TO THE FINANCIAL STATEMENTS (Continued)

The Company tests goodwill annually for impairment, as well as upon an indicator of impairment, by first using a qualitative approach to determine if it is more likely than not that the fair value of the reporting unit is greater than the carrying amount. If it is not more likely than the not that the fair value exceeds the carrying amount, the Company proceeds to a two step impairment analysis. As of the most recent impairment analysis date, the Company determined through its qualitative analysis that it was more likely than not that the fair value of the reporting unit exceeded the carrying amount. The Company did not record any goodwill impairment charges in 2016 and 2015.

Customer Relationships

Customer relationships represent the estimated value of the Company’s relationships with customers to which it provides services. Customer relationships are amortized based on the pattern of undiscounted cash flows for the period as a percentage of total projected undiscounted cash flows. The Company selected this amortization method for these customer relationships based on a conclusion that the projected undiscounted cash flows could be reliably determined.

Other Intangibles

The Company capitalizes initial payments for new contracts and contract renewals associated with customer relationships to the extent recoverable through cash flows from future operations, contractual minimums, and/or penalties in the case of early termination. The Company’s accounting policy is to limit the amount of capitalized costs for a given contract to the lesser of the estimated ongoing future cash flows from the contract or the termination fees the Company would receive in the event of early termination of the contract by the customer. The initial payments for new contracts and contract renewals are amortized over the term of the contract as a reduction of the associated revenue.

The Company tests contract costs for recoverability on an annual basis by comparing the remaining expected undiscounted cash flows under the contract to the net book value. Any assets that are determined to be unrecoverable are written down to their fair value. In addition to this annual test, these assets and all other long lived assets are tested for impairment upon an indicator of potential impairment.

The Company develops software that is licensed or used to provide services to customers. Costs incurred during the preliminary project stage are expensed as incurred. Capitalization of costs begins when the preliminary project stage is completed, the project is technologically feasible, and management, with the relevant authority, authorizes and commits to funding the project and it is probable that the project will be completed and the software will be used to perform the function intended. Capitalization of costs ceases when the software is substantially complete and ready for its intended use. Software development costs are amortized using the straight-line method over the estimated useful life of the software, which is generally 5 years.

Net Parent Investment

Net Parent investment in the balance sheets represents FDC’s historical investment in the Company, the Company’s accumulated net earnings after taxes, and the net effect of transactions with and allocations from FDC. The statements of changes in net Parent investment include net cash transfers between FDC and the Company.

All intercompany transactions effected through net Parent investment in the accompanying balance sheets have been considered cash receipts and payments for purposes of the statements of cash flows and are reflected in financing activities in the accompanying statements of cash flows.

Fair Value

Fair value is defined by accounting guidance as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company estimates that the aggregate fair value of financial instruments recognized in the balance sheets approximates their carrying value, as substantially all financial instruments are short-term in nature.

Comprehensive Income

Comprehensive income is equal to net income for the years ended December 31, 2016 and 2015.

FUNDSXPRESS FINANCIAL NETWORK, INC.
NOTES TO THE FINANCIAL STATEMENTS (Continued)

Subsequent Events

On October 1, 2017, the Company was merged into a joint venture between FDC and Live Oak Bancshares, Inc. ("Live Oak"). The joint venture, named Apiture, combines FDC's and Live Oak's digital banking platforms, products, and services to deliver innovative technology solutions tailored for financial institutions.

The Company has evaluated subsequent events through November 13, 2017, the date at which the financial statements were available to be issued, and determined that there are no other items to disclose.

New Accounting Guidance

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (FASB) issued guidance that requires companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in an exchange for those goods or services. It also requires enhanced disclosures about revenue, provides guidance for transactions that were not previously addressed comprehensively, and improves guidance for multiple-element arrangements. The FASB has recently issued several amendments to the standard, including clarification on accounting for licenses and identifying performance obligations.

The Company has performed a review of the requirements of the new revenue standard and is monitoring the activity of the FASB and the transition resource group as it relates to specific interpretive guidance. The Company is also comparing its current accounting practices to the recognition requirements of the new standard to assess the impact of transition. The new standard could change the amount and timing of revenue and costs under certain arrangement types; however, the Company has not completely determined what effect, if any, the new guidance will have on its financial statements and related disclosures.

The Company plans to adopt the new standard, as well as other clarifications and technical guidance issued by the FASB related to this new revenue standard, on January 1, 2018, and will likely apply the modified retrospective transition method. This would result in an adjustment to retained earnings for the cumulative effect, if any, of applying the standard to contracts in process as of the adoption date. Under this method, the Company would not restate the prior financial statements presented, therefore the new standard requires additional disclosures of the amount by which each financial statement line item is affected in the current reporting period during 2018, as compared to the guidance that was in effect before the change, and an explanation of the reasons for significant changes, if any.

Leases

In February 2016, the FASB issued guidance which requires lessees to put most leases on their balance sheets. The guidance also modifies the classification criteria and the accounting for sales-type and direct financing leases for lessors and provides new presentation and disclosure requirements for both lessees and lessors. The standard is effective for public entities for financial statements issued for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The standard is effective for nonpublic entities for financial statements issued for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted in any interim or annual period subsequent to adoption of the proceeding revenue recognition guidance. The Company is currently evaluating the impact of adoption of the new guidance on its financial statements.

Stock-based Compensation

In March 2016, the FASB issued guidance that will change some aspects of the accounting for stock-based payments to employees.  Under the new guidance, companies will be required to record all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement and to present excess tax benefits as an operating activity on the statement of cash flows. The guidance may also change how companies account for forfeitures and an employee’s use of shares to satisfy the employer’s statutory income tax withholding obligation.  The Company will adopt the various amendments on January 1, 2017. As required, the Company will use the modified retrospective transition method for amendments related to the timing of when excess tax benefits are recognized by means of a cumulative-effect adjustment to shareholders' equity as of January 1, 2017.  The Company has elected to continue to estimate forfeitures expected to occur to determine the amount of compensation cost to be recognized in each period. The Company does not expect the adoption of these amendments will have a material effect on its financial statements due to the immaterial nature of stock-based compensation expense recorded by the Company.

FUNDSXPRESS FINANCIAL NETWORK, INC.
NOTES TO THE FINANCIAL STATEMENTS (Continued)

In May 2017, the FASB issued guidance which clarifies when changes to the terms or conditions of stock-based payment awards must be accounted for as modifications. The standard is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the adoption of these amendments will have a material effect on its financial statements due to the immaterial nature of stock-based compensation recorded by the Company.

Statement of Cash Flows

In August 2016, the FASB issued guidance which clarifies the treatment of several cash flow categories. In addition, the guidance clarifies that when cash receipts and cash payments have aspects of more than one class of cash flows and cannot be separated, classification will depend on the predominant source or use. This update is effective for annual periods beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted, including adoption in an interim period. The Company's early adoption of the guidance during 2016 did not have an impact on the Company's financial statements or disclosures.

Goodwill

In January 2017, the FASB issued guidance simplifying the test for goodwill impairment. This standard eliminates Step 2 from the goodwill impairment test, instead requiring an entity to recognize a goodwill impairment charge for the amount by which the goodwill carrying amount exceeds the reporting unit’s fair value. The guidance is effective for public entities for interim and annual goodwill impairment tests in fiscal years beginning after December 15, 2019. The guidance is effective for nonpublic entities for interim and annual goodwill impairment tests in fiscal years beginning after December 15, 2021. Early adoption is permitted. This guidance must be applied on a prospective basis. The Company does not expect the adoption of this guidance to have a material impact on the Company's financial position or results of operations.

Note 3: Goodwill, Customer Relationships, and Other Intangibles

Goodwill as presented on the balance sheets includes $42,970 thousand of accumulated impairment losses as of December 31, 2016 and 2015. The Company did not record any impairment losses during the years ended December 31, 2016 and 2015.

The intangible amortization expense associated with customer relationships and other intangibles was as follows for the periods indicated:

Year ended December 31,	Customer		Contract
(in thousands)	Relationships	Software	Costs	Total
2016	$2,791	$459	$820	$4,070
2015	3,050	517	939	4,506

The following table provides the components of customer relationships and other intangibles:

	As of December 31,
	2016			2015
		Accumulated	Net of Accumulated		Accumulated	Net of Accumulated
(in thousands)	Cost	Amortization	Amortization	Cost	Amortization	Amortization
Customer relationships	$40,000	$(29,228)	$10,772	$40,000	$(26,437)	$13,563

Other intangibles:
Software	7,822	(5,894)	1,928	6,889	(5,435)	1,454
Contract costs	3,294	(2,285)	1,009	4,123	(2,352)	1,771
Total intangibles	$11,116	$(8,179)	$2,937	$11,012	$(7,787)	$3,225

FUNDSXPRESS FINANCIAL NETWORK, INC.
NOTES TO THE FINANCIAL STATEMENTS (Continued)

The estimated future aggregate amortization expense for the next five years is as follows:

Year ended December 31,
(in thousands)	Amount
2017	$3,590
2018	3,117
2019	2,713
2020	2,325
2021	1,964

Note 4: Stock Compensation Plans

The Company provides stock-based compensation awards to its employees under FDC's 2015 Omnibus Incentive Plan, which FDC adopted in conjunction with its initial public offering on October 15, 2015.

Restricted stock units were granted to employees as incentive awards. Total stock-based compensation expense related to restricted stock units recognized in the "Cost of services" and “Selling, general, and administrative” line items of the statements of operations resulting from non-vested restricted stock units was as follows for the periods presented:

Year ended December 31, (in thousands)	Cost of services	Selling, general, and administrative	Total
2016	$115	$298	$413
2015	153	386	539

As of December 31, 2016, there was approximately $341 thousand of total unrecognized compensation expense remaining related to restricted stock units.

Note 5: Income Taxes

The provision for income taxes for 2016 and 2015 consisted of the following:

	Year ended December 31,
(in thousands)	2016	2015
Provision for income taxes:
Federal	$3,849	$4,469
State and local	436	500
Income tax expense	$4,285	$4,969

The Company’s income tax provisions consisted of the following expenses (benefits):

	Year ended December 31,
(in thousands)	2016	2015
Current:
Federal	$3,979	$4,428
State and local	425	465
	4,404	4,893
Deferred:
Federal	(130)	41
State and local	11	35
	(119)	76
	$4,285	$4,969

FUNDSXPRESS FINANCIAL NETWORK, INC.
NOTES TO THE FINANCIAL STATEMENTS (Continued)

The reconciliation of income tax computed at the U.S. statutory rate to the income tax provision is as follows:

	Year ended December 31,
(in thousands)	2016	2015
Tax expense at U.S. statutory rate of 35%	$3,977	$4,642
State taxes, net of federal expense	313	464
Change in valuation allowance	(30)	(139)
Equity compensation	20	—
Other	5	2
Income tax expense	$4,285	$4,969

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the book and tax bases of the Company’s assets and liabilities. The following table outlines the principal components of deferred tax items.

	As of December 31,
(in thousands)	2016	2015
Deferred tax assets related to:
Deferred revenue	$1,459	$2,099
Reserves and other accrued expenses	91	40
Employee-related liabilities	161	216
Net operating losses	162	203
Total deferred tax assets	1,873	2,558
Valuation allowance	(161)	(191)
Realizable deferred tax assets	1,712	2,367
Deferred tax liabilities related to:
Property, equipment, and intangibles	4,551	5,325
Total deferred tax liabilities	4,551	5,325
Net deferred tax liabilities	$(2,839)	$(2,958)

The Company has net operating loss carryforwards in several states where it no longer has a significant presence. As a result, the Company believes that it is more likely than not that these net operating loss carryforwards will not be realized, and has a recorded valuation allowance against the net deferred tax assets in these states. The decrease in the valuation allowance was primarily due to expiration of the net operating loss carryforwards.

As of December 31, 2016, the Company had aggregate state net operating loss carryforwards of approximately $2,456 thousand. If not utilized, these carryforwards will expire in years 2017 through 2023. These carryforwards will not be recoverable by the consolidated group as they arose in states where the Company files stand-alone tax returns.

The Company files income tax returns in the U.S. federal jurisdiction (included in the FDC consolidated federal income tax return) and various states and foreign jurisdictions. As of December 31, 2016, the Company is no longer subject to income tax examination by the U.S. federal tax jurisdiction for years before 2005. State and local examinations are substantially complete through 2006.

Note 6: Related Party Transactions

The Company is managed and controlled by FDC. FDC allocates expenses to the Company based on use of long-lived assets, information technology, accounting and finance, human resources, treasury, and various other centralized services and infrastructure. During the years ended December 31, 2016 and 2015, the Company recorded allocated expenses from FDC of $7,839 thousand and $8,296 thousand within "Cost of services" and $4,690 thousand and $4,009 thousand within "Selling, general, and administrative" on the statements of operations, respectively. These allocated expenses may not be indicative of the expenses that would have been incurred by the Company had it been operating as a stand-alone company.

An affiliate of FDC provides support for electronic bill payments and accounts payable automation to the Company. In 2015, the Company capitalized $700 thousand of implementation fees from this affiliate to be amortized over a period of five years. The Company recorded $140 thousand and $58 thousand in amortization of these fees on the statements of operations for the years ended December 31, 2016 and 2015, respectively. In connection with the agreement, the affiliate also bills the Company

FUNDSXPRESS FINANCIAL NETWORK, INC.
NOTES TO THE FINANCIAL STATEMENTS (Continued)

annual licensing fees in July of each year. The Company recorded $300 thousand and $125 thousand of these fees on the statements of operations for the years ended December 31, 2016 and 2015, respectively.

Note 7: Commitments

Operating Leases

The Company has a facility leased for its operations under an operating lease agreement. The Company incurred rent expense in connection with this operating lease of $715 thousand and $697 thousand for the years ended December 31, 2016 and 2015, respectively. Future minimum rental commitments for this operating lease are due in the following years:

Year ended December 31, (in thousands)	Amount
2017	$733
2018	752
2019	574
Total	$2,059

Other

The Company, in conjunction with most of FDC's wholly owned domestic subsidiaries, unconditionally guarantees all obligations under FDC's senior secured revolving credit facility, senior secured term loan facility, senior secured notes, and senior notes that require FDC to maintain compliance with certain debt covenants. FDC is currently in compliance with all applicable covenants.

Under the indemnification provisions of the Company’s customer agreements and certain of its supply agreements, the Company agrees to offer some level of indemnification protection against certain types of claims arising from the Company’s products and services (such as intellectual property infringement, personal injury, or property damage caused by the Company’s products or by the Company’s negligence or misconduct).

The Company is subject to asserted claims and litigation where an unfavorable outcome may be considered to be reasonably possible. These claims can relate to patent infringement, violations of state or federal regulations, or other matters such as employment. Management of the Company believes that such matters will not have a material adverse effect on the Company’s results of operations, liquidity, or financial condition.

Note 8: Supplemental Financial Information

The following table presents the detail of "Accounts payable and other accrued liabilities" as presented on the balance sheets:

	As of December 31,
(in thousands)	2016	2015
Accounts payable and other accrued liabilities:
Accounts payable	$1,893	$3,089
Employee-related liabilities	291	297
Other	609	310
Total accounts payable and other accrued liabilities	$2,793	$3,696